UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 2, 2011 (May 27, 2011)

KALLO INC.
formerly, Diamond Technologies Inc.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-53183
(Commission File No.)

15 Allstate Parkway, Suite 600
Markham, Ontario
Canada   L3R 5B4
(Address of principal executive offices and Zip Code)

(416) 246-9997
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07                   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On Friday, May 27, 2011, at 11:00 a.m., Eastern Time, at 15 Allstate Parkway, Suite 600, Markham, Ontario, Canada L3R 5B4, we held a special meeting of shareholders to vote on a resolution to amend our Articles of Incorporation to increase the number of authorized shares of Common Stock from one hundred million (100,000,000) shares to five hundred million (500,000,000) shares, par value $0.00001 per share.

A total of 43,083,666 shares of common stock were eligible to vote at the special meeting of shareholders.   The final vote regarding the foregoing matter was 37,687,198 shares voted FOR the proposal; 3,000,000 shares voted AGAINST the proposal; and, 2,396,468 shares ABSTAINED from voting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 2nd day of June, 2011.

KALLO INC.

BY:	JOHN CECIL
John Cecil, Chief Executive Officer